Exhibit (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 18, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Reports to Shareholders of CDC Nvest Star Advisers Fund, CDC Nvest Star Growth Fund, Hansberger International Fund (formerly CDC Nvest Star International Fund), Vaughn Nelson Small Cap Value Fund (formerly CDC Nvest Star Small Cap Fund), CDC Nvest Star Value Fund, Westpeak Capital Growth Fund (formerly CDC Nvest Capital Growth Fund), and CGM Advisor Targeted Equity Fund (formerly CDC Nvest Targeted Equity Fund), each a series of CDC Nvest Funds Trust I. The financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Performance" and "Independent Accountants" in such Registration Statement.



/s/ Pricewaterhouse Coopers LLP
Boston, Massachusetts
April 29, 2004